                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                         ------------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                        DATE OF REPORT: October 19, 1999
                        (Date of earliest event reported)

                         ------------------------------


                           VENTURI TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


               NEVADA               000-25183               87-0580279
(State or other jurisdiction of  Commission File Number  (I.R.S. Employer
incorporation)                                           Identification Number)

         763 NORTH 530 EAST                                   84097
         OREM, UTAH                                          (Zip Code)
        (Address of principal executive offices)


       Registrant's telephone number, including area code: (801) 235-9552

                         ------------------------------

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Item 2.  Acquisition or Disposition of Assets

                  On October 19, 1999, Venturi Technologies, Inc. (the "Company") entered into a Restated Global Agreement for Purchase and Sale, pursuant to which the Company agreed to acquire all of the assets of six related partnerships and all of the outstanding stock of four related corporations, in separate closings between October 1999 and January 2000. The entities are all engaged in the professional carpet cleaning services business in the states of Colorado, Florida, Arizona, Nevada, Oregon, Georgia and Washington, and in the province of British Columbia, Canada.

                  The consideration for the assets and stock consists of a total of $1,650,000 cash, promissory notes in the aggregate principal amount of $3,200,000 (which will be amortized over 15 years and require a balloon payment in three years, with interest on the unpaid principal accruing at 9% per annum) and a total of 800,000 shares of restricted Venturi common stock, which is to be valued at $4.00 per share for purposes of this transaction. The cash portion of the purchase price is from general working capital of the Company. The purchase price was arrived at as a multiple of adjusted EBITDA (earnings before taxes, interest, depreciation and amortization). Mitchell J. Martin and Lloyd E. Peterman, the principals of the MPI entities, will become employees of Venturi as part of the acquisition.

                  The partnerships whose assets are being acquired are as follows: MPI of Arizona, MPI of Nevada, MPI of Washington, MPI of Southern Florida, MPI of Northern Florida and MPI of Georgia. The corporations whose stock is being acquired are as follows: Martin & Peterman, Inc.; MPI of Florida, Inc.; MPI of Oregon, Inc.; and 593693 B.C. LTD., doing business as Sunburst Carpet Services.

                  Each of the partnerships whose assets is being acquired is a Colorado general partnership whose 51% partner is All Fours Distributing, Inc., a Colorado corporation with all of its stock owned by Mitchell J. Martin and Lloyd E. Peterman. Each of the corporations whose stock is being acquired, with the exception of 593693 B.C. LTD, is a Colorado corporation with all of its outstanding stock owned by Messrs. Martin and Peterman. 593693 B.C. LTD is a British Columbia, Canada, corporation whose stock was acquired 51% from All Fours Distributing, Inc. and 49% from Jason Dupuis (49%).

                  The assets of the partnerships and the corporations being acquired consist primarily of carpet cleaning equipment, inventory, cash, accounts receivable, customer lists and good will. The Company intends to sell the used carpet cleaning equipment in the open market, and to replace it with proprietary Venturi equipment.

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                  Pursuant to the Global Agreement for Purchase and Sale, on
October 19, 1999, the Company acquired the assets of MPI of Nevada, a Colorado corporation, and the stock of 593693 B.C. LTD., a British Columbia, Canada, corporation doing business under the name Sunburst Carpet Services. The consideration for the assets of MPI of Nevada consisted of $20,000 cash, 10,000 shares of the Company's common stock and a promissory note in the principal amount of $40,000. The promissory note accrues interest at the rate of 9% per annum and is amortized over a 15 year term, with a balloon payment due in three years. The Company also assumed certain debt and liabilities in the total amount of approximately $90,000. The consideration for the stock of 593693 B.C. LTD. consisted of $50,000 cash and the assumption of certain debt and liabilities in the total amount of approximately $19,000.

Item 7.  Financial Statements, PRO FORMA Financial Information and Exhibits

                  (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                  Because of the interconnected nature of their financial record keeping, it is impracticable to provide the required financial statements for MPI of Nevada and 593693 B.C. LTD until all of the related entities have been acquired, which is presently scheduled for the end of January 2000. The required financial statements will be filed no later than sixty (60) days after the closing of the last of the related entities being acquired by the Company.

                  (b)      PRO FORMA FINANCIAL INFORMATION.

                  Not Applicable.

                  (c)      EXHIBITS.

                  The following are filed as exhibits to this Form 8-K:

Item No.                            Exhibit
--------                            -------
10.62                               Restated Global Agreement for Purchase and
                                    Sale between Venturi Technologies, Inc. and
                                    various seller entities as described
                                    therein, dated October 19, 1999

10.63 Agreement for Purchase and Sale of Assets between MPI of Nevada, a Colorado general partnership, and Venturi Technologies, Inc.
                                    dated October 19, 1999



                                      -3-
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10.64                               Stock Purchase Agreement between All Fours
                                    Distributing, Inc. and Jason Dupuis (as the
                                    shareholders of 593693 B.C. LTD.) and
                                    Venturi Technologies, Inc. dated October 19,
                                    1999


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           VENTURI TECHNOLOGIES, INC.



                                           /s/ Gaylord M. Karren
                                           ------------------------------------
                                           Gaylord M. Karren
                                           Chairman and Chief Executive Officer

Date:    November 10, 1999





















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